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FIRST M&F CORPORATION AND SUBSIDIARY


 EXHIBIT 11.              COMPUTATION OF EARNINGS PER SHARE

                                                  Three Months Ended                      Nine Months Ended
                                                     September 30                            September 30
                                           -------------------------------          --------------------------------
                                               1995                 1994                 1995                   1994
                                              -----                -----                 ----                  -----
Net Income                              $   1,413,102        $   1,081,653        $   4,168,613           $  3,080,392

Weighted Average Shares
Outstanding                                 2,940,900            2,670,900            2,812,329              2,670,818

Earnings Per Share                      $        0.48        $        0.40        $        1.48           $       1.15
                                        -------------        -------------        -------------           ------------





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